Exhibit 99.3

Appendices to the Management Company’s June 11, 2014 Letter

Appendix A

June 9, 2014

We, Ion Asset Management Ltd., being a shareholder of the Company, holding 2,568,658 ordinary shares of the Company, which constitute approximately 6.1% of the Company's total ordinary shares outstanding, hereby request that the Company revise the notice and agenda of the Annual General Meeting of Shareholders scheduled for July 10, 2014 and published on June 5, 2014, and take other related actions, as follows:

I.
In accordance with Section 66(b) of the Israel Companies Law 1999 and Article 68(g) of the Company's Articles of Association, we hereby provide notice of the nomination of Gabi Seligsohn, ~~Ronnie Kenneth~~Alan Gelman, Tsipi Kagan, and Jonathan Kolodny to serve on the Board of Directors (biographical summaries, declarations, resumes, questionnaires and consents from such nominees are attached hereto as Appendix B).  Accordingly, you are hereby requested to:

A.
Amend the resolutions proposed in Items 1 and 2 (Election of Directors) of the notice and agenda of the Annual General Meeting of Shareholders scheduled for July 10, 2014, as follows (deleted language is crossed out and new language is underlined):

"RESOLVED, ~~that~~to elect the two nominees out of the four nominees in Items 1.(a) – (d) below who receive the greatest number of votes, in each case for a term of approximately three years expiring at the end of the annual general meeting of shareholders to be held in 2017 and when his successor has been duly elected:

1.(a)
~~The Class I Director,~~ Yochai Richter~~, be, and he hereby is, re-elected for a term of approximately three years expiring at the end of the annual general meeting of shareholders to be held in 2017 and when his successor has been duly elected~~;

(b)
~~The Class I Director,~~ Eliezer Tokman~~, be, and he hereby is, re-elected for a term of approximately three years expiring at the end of the annual general meeting of shareholders to be held in 2017 and when his successor has been duly elected~~;

(c)	Gabi Seligsohn;
(d)	~~Ronnie KennethAlan Gelman;~~

RESOLVED, to elect the two nominees out of the four nominees in Items 2.(a) – (d) below who receive both (i) the greatest number of votes, and (ii) the statutory majority required under the Israeli Companies Law, 5759-1999, in each case as an external director as defined in the Israeli Companies Law, 5759-1999, for a term of three years, and that her/his remuneration and benefits as presented in the Company’s Proxy Statement for its 2014 Annual General Meeting of Shareholders be ratified and approved:

2.(a)
~~The external director~~ Michael Anghel~~, be, and he hereby is, re-elected as an external director as defined in the Israeli Companies Law, 5759-1999, for a term of three years, and that his remuneration and benefits as presented in the Company’s Proxy Statement for its 2014 Annual General Meeting of Shareholders be ratified and approved~~;

(b)
Joseph Tenne ~~be, and he hereby is, elected as an external director as defined in the Israeli Companies Law, 5759-1999, for a term of three years, and that his remuneration and benefits as presented in the Company’s Proxy Statement for its 2014 Annual General Meeting of Shareholders be ratified and approved~~;

(c)	Tsipi Kagan;
(d)	Jonathan Kolodny.”

B.
Make corresponding changes in the Proxy Statement and Proxy Card to effectuate the above requests, including but not limited to amendment to Items 1 and 2 on the Proxy Card substantially as provided in Appendix C and inclusion in the Proxy Statement of the biographical summaries provided in Appendix B.

II.	In accordance with Section 66(b) of the Israel Companies Law 1999, you are hereby requested to:

A.
Include an additional Item on the notice and agenda of the Annual General Meeting of Shareholders scheduled for July 10, 2014 asking shareholders of the Company to approve amendments to the Articles of Association to eliminate provisions which provide for a staggered board and, instead, to provide that all Directors, other than External Directors, will be elected or re-elected annually at the Company's Annual General Meeting, as follows:

RESOLVED, to approve the actions as set forth below:

1.	Revise Article 68(d) of the Company's Articles of Association, as follows (deleted language is crossed out and new language is underlined):

~~The Directors shall be divided into three classes, namely Class I, Class II and Class III (except for External Directors who shall not form part of any class and whose term shall be determined in accordance with applicable law). Each of the classes shall be as nearly equal in number as possible. At each Annual General Meeting, the successors to the class of Directors whose terms expire at the end of that meeting shall be elected by Shareholder Resolution to hold office for a term expiring at the end of the Annual General Meeting held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such Director’s appointment terminates as provided for in the Companies Law or due to any of the circumstances set forth in Article 71 below, in such manner that after the initial terms of office set forth above, all Directors shall be appointed for terms of approximately three years, and approximately one-third of the Directors (not including External Directors) shall stand for election each year.~~  The Directors shall be elected at each Annual General Meeting to hold office until the next Annual General Meeting (except for External Directors whose term shall be determined in accordance with applicable law).  The Directors, including Directors elected to fill a vacancy (except for External Directors whose term shall be determined in accordance with applicable law), shall hold office until the expiration of the term for which elected and until successors have been duly elected and qualified or until any such Director’s appointment terminates as provided for in the Companies Law or due to any of the circumstances set forth in Article 71 below.

2.	Revise Article 68(f) of the Company's Articles of Association as follows (deleted language is crossed out and new language is underlined):

Notwithstanding the aforesaid, Directors may ~~not~~ be dismissed from office by the Shareholders or by a General Meeting prior to expiration of their term of office ~~pursuant to Article 68(d) or (e) above~~, ~~and the provisions of~~ pursuant to Section 230(a) of the Companies Law ~~in this regard shall not apply~~.

3.	Delete Article 68(h)(ii) of the Company's Articles of Association in its entirety, as follows (deleted language is crossed out):

~~In the event the number of Directors to be elected at any Annual General Meeting (other than External Directors) is greater than the number of Directors in that class of Directors whose terms expire at such meeting, then the Annual General Meeting at which such Directors are elected shall, to the extent necessary, divide the Directors elected among the classes of Directors in order to keep the classes as nearly equal in number as possible, and the initial term of office of any additional Directors so elected to any class whose term did not expire at such meeting shall correspond to, and expire together with, the term of office of the Directors in the class to which they were elected.~~

4.
Upon adoption of this resolution, the terms of all Directors (except for External Directors whose term shall be determined in accordance with applicable law) shall expire at the next Annual General Meeting and when his successor has been duly elected.

B.
Make corresponding changes in the Proxy Card and the Proxy Statement to effectuate the above requests, including but not limited to amendment to the Proxy Card by providing for a new Item 3 substantially as provided in Appendix C and inclusion of the following language describing this proposal in the Proxy Statement (new language is underlined):

Shareholders of the Company are asked to approve amendments to the Company's Articles of Association to eliminate provisions which provide for a staggered board and, instead, to provide that all Directors, other than External Directors, will be elected or re-elected annually at the Company's Annual General Meeting.

III.	In accordance with Section 66(b) of the Israel Companies Law 1999, you are hereby requested to:

A.
Include an additional Item on the notice and agenda of the Annual General Meeting of Shareholders scheduled for July 10, 2014 asking shareholders to amend the Company's Articles of Association to provide for a permanent committee of the Board of Directors to consider capital allocation issues, as follows:

RESOLVED, to approve the actions as set forth below:

1.	Adopt Article 81(c) as a new article to appear in the Company's Articles of Association as follows (new language is underlined):

The Board of Directors shall review the capital structure of the Company, including but not limited to its dividend and share repurchase policy, in June and December of each year.  The Board of Directors shall appoint a committee comprised of those Directors who qualify (even if not so classified) as either independent directors or external directors (under Israeli law) to make a recommendation to the Board of Directors prior to each such review.  Upon request of such committee, the Board of Directors shall publicly disclose the results of the Board's review.

B.
Make corresponding changes in the Proxy Card and the Proxy Statement to effectuate the above requests, including but not limited to amendment to the Proxy Card by providing for a new Item 4 substantially as provided in Appendix C and inclusion of the following language describing this proposal in the Proxy Statement (new language is underlined):

Shareholders are asked to amend the Company's Articles of Association to provide for a permanent committee of the Board of Directors to consider capital allocation issues.

Appendix B

Biographical Summaries, Declarations, and Consents

Gabi Seligsohn

As President and CEO of Nova Measuring Instruments (Nasdaq: NVMI) from 2006-2013, Gabi Seligsohn transformed Nova from a single-product OEM to a multiproduct cutting-edge leader in the semiconductor industry.  Mr. Seligsohn currently serves as the CEO of Kornit Digital, a developer of printing solutions for the textile industry. Mr. Seligsohn was voted CEO of the year in 2010 by the Israeli Management Institute and serves on the board of DSP Group (Nasdaq: DSPG). Mr. Seligsohn received an LLB law degree from the University of Reading in Reading, UK.

~~Ronnie Kenneth~~Alan Gelman

Alan Gelman is a seasoned CFO with extensive management experience across several large Israeli companies. From 2012-2013, Mr. Gelman was the CFO and Deputy CEO of Better Place and from 2008-2012 was the CFO and Deputy CEO of Bezeq (TASE: BEZQ), Israel’s largest integrated telecom operator. He was the CFO and Deputy CEO of Delek Group (TASE: DELKG), an Israeli conglomerate, from 2006-2007, and the CFO of Partner Communications (Nasdaq: PTNR), an Israeli telecom operator, from 2001-2006. Mr. Gelman currently serves as a Director and member of the Audit Committee of Perion Networks (Nasdaq: PERI) and a Director of ION Asset Management Ltd. which beneficially owns 2,568,658 shares of Orbotech Ltd. (representing 6.17% of the company's total shares outstanding). During his tenure at Delek Group, he served as the Chairman of Delek Israel's Audit Committee. Mr. Gelman, a licensed CPA in Israel and New York (inactive), received a B.A. in accounting from Queens College, the City University of New York, NY and an M.B.A. in taxation from Hofstra University in Hempstead, NY.
~~Ronnie Kenneth is an experienced manager in the technology space, having steered Voltaire (Nasdaq: VOLT) as its Chairman and CEO from 2001 until its sale to Mellanox (Nasdaq: MLNX) in 2011. Mr. Kenneth has been a consultant to starts up and venture capital firms, and also founded and managed Cadence Design System’s (Nasdaq: CDNS) Israeli operation from 1989-1994. Mr. Kenneth received a B.A. in economics and computer science from Bar Ilan University in Ramat-Gan, Israel and an MBA from Golden Gate University in San Francisco, CA.~~

Tsipi Kagan

Following six years as Senior Manager at Ernst & Young, Tsipi Kagan served as CFO to several Israeli technology companies, including Radvision (formerly Nasdaq: RVSN) and Ceragon Networks (Nasdaq: CRNT). Ms. Kagan is currently the CFO of Afimilk, a private equity-funded global leader in the development of computerized systems for dairy farm management used in approximately 50 countries. Ms. Kagan is a licensed CPA in Israel and previously served on the board of Silicom (Nasdaq: SILC). Ms. Kagan received a B.A. in accounting and economics and a Certificate of Advanced Accounting Studies, both from Tel Aviv University in Tel Aviv, Israel.

Jonathan Kolodny

Since 2013, Jonathan Kolodny has served as the CEO of Jardin International Holdings where he is responsible for all overseas activities of the world’s largest consumer plastic company, Keter Group. For 19 years Mr. Kolodny was a management consultant at McKinsey & Company, most recently as a Director and Senior Partner from 2007-2013. Mr. Kolodny received a B.A. in computer science from Harvard College in Cambridge, MA and a PhD in cognitive neuroscience from the University of Cambridge in Cambridge, UK.

Appendix C

Proxy Card

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0 ¢

ORBOTECH LTD.
THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY [10], 2014

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints MR. YOCHAI RICHTER and MR. ASHER LEVY, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote with respect to all Ordinary Shares of ORBOTECH LTD. (the “Company”), standing in the name of the undersigned at the close of trading on June 2, 2014, at the 2014 Annual General Meeting of Shareholders of the Company (the “Meeting”) to be held at the Company’s principal offices at 7 Sanhedrin Boulevard, North Industrial Zone, Yavne, Israel, on Thursday, July [10], 2014, at 10:00 a.m., Israel time, and at any and all adjournments thereof, with all the power that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as specified on the reverse side:
(Continued and to be signed on the reverse side)

¢	14475 ¢

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF
ORBOTECH LTD.

July [10], 2014

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Proxy Statement and Proxy Card
are available at www.orbotech.com/Investors/SEC Filings

Please complete, sign, date and mail your
proxy card in the envelope provided
as soon as possible.

In order to be counted, a duly executed proxy must be received prior to the Meeting. This will be deemed to have occurred only if such proxy is received either by the Company at its principal executive offices at any time prior to the commencement of the Meeting, or by the Company’s transfer agent in New York, New York, by no later than 11:59 p.m., New York time, on July 9, 2014 (and, in each case, not revoked prior to such time). Shares represented by proxies received after the times specified above will not be counted as present at the Meeting and will not be voted.

i Please detach along perforated line and mail in the envelope provided. i

¢ 00033030203020300000 8 071014

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
Discretionary authority is hereby granted with respect to such other matters as may properly come before the Meeting or any adjournment thereof.
The shares represented by this Proxy will be voted in the manner directed and, if no instructions to the contrary are indicated, will be voted “FOR” Proposals 1 - 5 listed herein. Any other matters that may properly come before the Meeting, if any, will be voted by the persons designated as proxies in their judgment.
Notwithstanding the above, please note that pursuant to Israeli law you are requested to indicate, with respect to Proposals 2(A), 2(B), 2(C) and 2(D), on this Proxy, or inform the Company prior to voting at the Meeting thereon, whether or not you are a ‘controlling shareholder’ of the Company and whether or not you have a ‘personal interest’ in the approval of Proposals 2(A), 2(B), 2(C) or 2(D) as a result of a relationship with a ‘controlling shareholder’ of the Company. Otherwise, your vote on Proposals 2(A), 2(B), 2(C) or 2(D) above may not be counted. See Page 2 of the Proxy Statement for more information.
As of the date of the Proxy Statement, the Company is not aware of any ‘controlling shareholders’ as such term is defined for purposes of the Israeli Companies Law, 5759-1999. Therefore, the Company expects that the none of its shareholders are controlling shareholders or have a ‘personal interest’ with respect to Proposals 2(A), 2(B), 2(C) or 2(D) as a result of a relationship with a ‘controlling shareholder’, and accordingly all of its shareholders would indicate NO where asked whether they are ‘controlling shareholders’ or whether they have a ‘personal interest’ with respect to Proposals 2(A), 2(B), 2(C) or 2(D) as a result of a relationship with a ‘controlling shareholder’.
If the undersigned has not indicated otherwise with respect to either of Proposals 2(A), 2(B), 2(C) or 2(D) then, by signing below, the undersigned certifies that the undersigned is not a ‘controlling shareholder’ of the Company and that neither the undersigned nor any of the persons or entities described on Page 2 of the Proxy Statement has a ‘personal interest’ in the relevant proposal as a result of a relationship with a ‘controlling shareholder’ of the Company.
Any and all proxies heretofore given are hereby revoked.
1.	THE ELECTION OF CLASS I DIRECTORS
	THE NOMINEE AS CLASS I DIRECTOR IS:	FOR	AGAINST	ABSTAIN
	A YOCHAI RICHTER	☐	☐	☐
	THE NOMINEE AS CLASS I DIRECTOR IS: B ELIEZER TOKMAN	☐	☐	☐
	THE NOMINEE AS CLASS I DIRECTOR IS: C GABI SELIGSOHN	☐	☐	☐
	THE NOMINEE AS CLASS I DIRECTOR IS: D ALAN GELMAN	☐	☐	☐
2.	THE ELECTION OF EXTERNAL DIRECTORS (AND THEIR REMUNERATION AND BENEFITS)
	THE NOMINEE AS EXTERNAL DIRECTOR IS:	FOR	AGAINST	ABSTAIN
	A MICHAEL ANGHEL (INCLUDING HIS REMUNERATION AND BENEFITS)	☐	☐	☐
		YES	NO

ARE YOU A ‘CONTROLLING SHAREHOLDER’ OF THE COMPANY, OR DO YOU, OR ANY OF THE PERSONS OR ENTITIES DESCRIBED ON PAGE 2 OF THE PROXY STATEMENT, HAVE A ‘PERSONAL INTEREST’ IN PROPOSAL 2(A) AS A RESULT OF A RELATIONSHIP WITH A ‘CONTROLLING SHAREHOLDER’ OF THE COMPANY?

		☐	☐
	THE NOMINEE AS EXTERNAL DIRECTOR IS:	FOR	AGAINST	ABSTAIN
	B JOSEPH TENNE (INCLUDING HIS REMUNERATION AND BENEFITS)	☐	☐	☐
		YES	NO

ARE YOU A ‘CONTROLLING SHAREHOLDER’ OF THE COMPANY, OR DO YOU, OR ANY OF THE PERSONS OR ENTITIES DESCRIBED ON PAGE 2 OF THE PROXY STATEMENT, HAVE A ‘PERSONAL INTEREST’ IN PROPOSAL 2(B) AS A RESULT OF A RELATIONSHIP WITH A ‘CONTROLLING SHAREHOLDER’ OF THE COMPANY?

		☐	☐
	THE NOMINEE AS EXTERNAL DIRECTOR IS:	FOR	AGAINST	ABSTAIN
	C TSIPI KAGAN (INCLUDING HIS REMUNERATION AND BENEFITS)	☐	☐	☐

				YES	NO

ARE YOU A ‘CONTROLLING SHAREHOLDER’ OF THE COMPANY, OR DO YOU, OR ANY OF THE PERSONS OR ENTITIES DESCRIBED ON PAGE 2 OF THE PROXY STATEMENT, HAVE A ‘PERSONAL INTEREST’ IN PROPOSAL 2(C) AS A RESULT OF A RELATIONSHIP WITH A ‘CONTROLLING SHAREHOLDER’ OF THE COMPANY?

				☐	☐
			THE NOMINEE AS EXTERNAL DIRECTOR IS:	FOR	AGAINST	ABSTAIN
			D JONATHAN KOLODNY (INCLUDING HIS REMUNERATION AND BENEFITS)	☐	☐	☐
				YES	NO
			ARE YOU A ‘CONTROLLING SHAREHOLDER’ OF THE COMPANY, OR DO YOU, OR ANY OF THE PERSONS OR ENTITIES DESCRIBED ON PAGE 2 OF THE PROXY STATEMENT, HAVE A ‘PERSONAL INTEREST’ IN PROPOSAL 2(D) AS A RESULT OF A RELATIONSHIP WITH A ‘CONTROLLING SHAREHOLDER’ OF THE COMPANY?	☐	☐
				FOR	AGAINST	ABSTAIN
		3.	APPROVAL OF AMENDMENTS TO THE COMPANY'S ARTICLES OF ASSOCIATION TO ELIMINATE PROVISIONS WHICH PROVIDE FOR A STAGGERED BOARD AND, INSTEAD, TO PROVIDE THAT ALL DIRECTORS, OTHER THAN EXTERNAL DIRECTORS, WILL BE ELECTED OR REELECTED ANNUALLY AT THE COMPANY'S ANNUAL GENERAL MEETING.	☐	☐	☐
				FOR	AGAINST	ABSTAIN
		4.	APPROVAL OF AMENDMENT TO THE COMPANY'S ARTICLES OF ASSOCIATION TO PROVIDE FOR A PERMANENT COMMITTEE OF THE BOARD OF DIRECTORS TO CONSIDER CAPITAL ALLOCATION ISSUES.	☐	☐	☐
				FOR	AGAINST	ABSTAIN
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	5.	APPROVAL OF PROPOSAL TO RE-APPOINT KESSELMAN & KESSELMAN AS AUDITORS OF THE COMPANY:	☐	☐	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.